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                                                                    EXHIBIT 23.3

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



         As independent chartered accountants, we hereby consent to the inclusion in the Registration Statement on Form S-3 filed by Stericycle, Inc. (Registration No. 333-60591) for the registration of 3,450,000 shares of common stock of our report dated May 20, 1998, except as to Notes 11(c) and 11(d), which are as of November 16, 1998, on the consolidated financial statements of Med-Tech Environmental Limited as at and for the years ended March 31, 1998 and 1997, and to all references to our firm in the Registration Statement.


                                                      COLLINS BARROW
                                                      CHARTERED ACCOUNTANTS



Toronto, Canada
May 20, 1998,
except as to Notes 11(c) and 11(d),
which are as of November 16, 1998